Exhibit No. 23.1









CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of PPG Industries, Inc. on Form S-8 of our report dated January 19, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1994.




/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
November 8, 1995
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